                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the Reporting Persons:  o  Coliseum Capital Management, LLC, a Delaware
                                    limited liability company ("CCM");

                                 o  Coliseum Capital, LLC, a Delaware limited
                                    liability company ("CC");

                                 o  Coliseum Capital Partners, L.P., a Delaware
                                    limited partnership ("CCP");

                                 o  Coliseum Capital Partners II, L.P., a
                                    Delaware limited partnership ("CCP2");

                                 o  Blackwell Partners, LLC, a Georgia limited
                                    liability company ("Blackwell");

                                 o  Coliseum Capital Co-Invest, L.P. ("CCC")

                                 o  Adam Gray ("Gray"); and

                                 o Christopher Shackelton, a member of the board
                                   of directors of The Providence Service
                                   Corporation ("Shackelton").

Designated Filer for each of     Coliseum Capital Management, LLC
the Reporting Persons:

Title of Derivative Security     Call Option (right to buy) (the "Option")
for each of the Reporting
Persons:

Price of Derivative Security     As part of the transaction pursuant to which
                                 the Investors (as defined below) agreed to
                                 provide a commitment to purchase all the
                                 Issuer's Series A Convertible Preferred Stock,
                                 par value $0.001 per share (the "Series A
                                 Preferred Stock") not sold in the Issuer's
                                 anticipated rights offering, the Issuer, among
                                 other things, granted the Investors the Option.

Ownership Form of Derivative     The Option is held directly by CCP, CCP2,
Security                         Blackwell and CCC (the "Investors"). CCM and CC
                                 may have an indirect beneficial ownership
                                 interest in the Option, as CCM may have the
                                 right to receive performance-related fees from
                                 Blackwell, and CC may have the right to receive
                                 performance-related fees from CCP, CCP2 and
                                 CCC. Each of the Reporting Persons disclaims
                                 beneficial ownership of the Option, except to
                                 the extent of such Reporting Person's pecuniary
                                 interest.